UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2012

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POOL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana	70433-5001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	985-892-5521

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or By-Laws: Change in Fiscal Year.

(a) On December 20, 2012, the Board of Directors of Pool Corporation amended its By-Laws in order to implement a majority voting standard (rather than plurality voting) in uncontested director elections.  Pursuant to the amended By-Laws, in order for a director to be elected in an uncontested election, the number of shares voted “for” the director must exceed the number of votes cast “against” or “withheld” with respect to that director.  If the number of shares voted “for” a director does not exceed the number of votes cast “against” or “withheld” with respect to that director, the director must submit to the Board of Directors a letter offering to resign. The Board of Directors, after considering the recommendation of the Nominating and Corporate Governance Committee, will make a decision on whether to accept, reject or take other action with respect to the resignation within 90 days from the certification of the election results.  In contested director elections, a plurality voting standard will apply.

The foregoing description of the amendments to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, effective as of December 20, 2012, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated By-Laws as of December 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POOL CORPORATION

By:      /s/ Mark W. Joslin
Mark W. Joslin
Vice President and Chief Financial Officer

Dated: December 20, 2012